UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 12, 2020

CBAK ENERGY TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

BAK Industrial Park, Meigui Street

Huayuankou Economic Zone

Dalian, China, 116450

(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBAT	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on July 24, 2019, CBAK Energy Technology, Inc. (the “Company”) entered into a securities purchase agreement with Atlas Sciences, LLC (the “Lender”), pursuant to which the Company issued a promissory note (the “First Note”) to the Lender. The First Note has an original principal amount of $1,395,000, bears interest at a rate of 10% per annum and would mature 12 months after the issue date, unless earlier paid or redeemed in accordance with its terms. The Company received proceeds of $1,250,000 after an original issue discount of $125,000 and payment of the Lender’s expenses of $20,000.

On December 30, 2019, the Company entered into another securities purchase agreement with the Lender, pursuant to which the Company issued a promissory note (the “Second Note” and together with the “First Note”, the “Notes”) to the Lender, which has an original principal amount of $1,670,000, bears interest at a rate of 10% per annum and will mature 12 months after the issue date, unless earlier paid or redeemed in accordance with its terms. The Company received proceeds of $1,500,000 after an original issue discount of $150,000 and payment of Lender’s expenses of $20,000.

Pursuant to the Notes, beginning on the date that is six (6) months after the Purchase Price Date of the respective Note (as defined in the Notes), Lender will have the right, exercisable at any time in its sole and absolute discretion, to redeem any amount of outstanding balance of each Note up to $250,000.00 per calendar month.

Starting on January 27, 2020, the Company entered into multiple exchange agreements with the Lender (the “Exchange Agreements”). Pursuant to each Exchange Agreement, the parties partitioned a new promissory note in various original principal amounts from the outstanding balance of the Notes and exchanged the partitioned promissory note for the issuance of shares of the Company’s common stock to the Lender. Each above exchange was entered into and consummated through mutual negotiations between the parties on a case-by-case basis and in each case, the Company had the option to decide whether to agree to exchange the debt into its common stock.

In order to reduce the transaction costs, on October 12, 2020, the Company and the Lender entered into certain Amendment to Promissory Notes (the “Amendment”), pursuant to which the Lender has the right at any time until the outstanding balance of the Notes has been paid in full, at its election, to convert all or any portion of the outstanding balance of the Notes into shares of common stock of the Company. The conversion price for each conversion will be calculated pursuant to the following formula: 80% multiplied by the lowest closing price of the Company common stock during the ten (10) trading days immediately preceding the applicable conversion (the “Conversion Price”). Notwithstanding the foregoing, in no event will the Conversion Price be less than $1.00. In addition, the total cumulative number of shares of common stock issued to the Lender under the Notes including all shares of common stock that have been previously issued pursuant to the Exchange Agreements may not exceed the limitation under Nasdaq Listing Rule 5635(d) (“Nasdaq 19.99% Cap”). Once the Nasdaq 19.99% Cap is reached, any remaining outstanding balance of the Notes must be repaid in cash.

The foregoing descriptions of the Amendment are not complete and are qualified in their entireties by reference to the full text of the Amendment, copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K, to the extent required by this Item 2.03, is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained above in Item 1.01 regarding the issuance of the shares of Company common stock pursuant to the Amendment is hereby incorporated by reference into this Item 3.02. The aforementioned securities were sold to the Lender pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Lender represented to the Company that it is an "accredited investor" as defined in Rule 501 of the Securities Act and the Notes, as amended and the shares of common stock issuable upon conversion of the Notes are being acquired solely for investment purposes and with no intention to distribute.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit	Description

10.1	Amendment to Promissory Notes, by and between the Company and Atlas Sciences, LLC, dated October 12, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: October 16, 2020	By:	/s/ Yunfei Li
Yunfei Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment to Promissory Notes, by and between the Company and Atlas Sciences, LLC, dated October 12, 2020

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